                                                                      EXHIBIT 11

                  UNITED VANGUARD HOMES, INC. AND SUBSIDIARIES

                   UNAUDITED COMPUTATION OF EARNINGS PER SHARE

          FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1999               FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1999
          ---------------------------------------------               -------------------------------------------

                        Income      Shares           Per Share           Income               Shares               Per Share
                    (Numerator)  (Denominator)       Amount           (Numerator)       (Denominator)              Amount
                    -----------  -------------       --------         -----------       -------------              -------

BASIC EPS

Net Income             $18,219       3,313,265          $0.01          $122,973            3,313,265                $0.04

EFFECT OF DILUTIVE
 SECURITIES

Stock Options                           33,300                                                33,300
                --------------     -----------    ---------        ------------          -----------            ---------

DILUTED EPS
Income available
 to common stock-
 holders plus
 assumed
 conversions           $18,219       3,346,565         $0.01           $122,973            3,346,565                $0.04
                       =======       =========         =====           ========            =========                =====

          FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998               FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1998
          ---------------------------------------------               -------------------------------------------

                      Income         Shares         Per Share         Income             Shares                 Per Share
                   (Numerator)   (Denominator)         Amount       (Numerator)        (Denominator)             Amount
                    ----------   -------------       --------       -----------        -------------             --------
BASIC EPS
Income                $116,669       3,309,927          $0.04         $(26,748)            3,310,851              $(0.01)

EFFECT OF DILUTIVE
SECURITIES
Stock options                           34,200                                                34,200
                 ------------           ------     --------       -----------            -----------           ---------

DILUTED EPS
Income available
 to common
 stockholders
 plus assumed
 conversions          $116,669       3,344,127          $0.03         $(26,748)            3,345,051              $(0.01)
                      ========       =========          -----         ========             =========              ======